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                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-58056 of Tenneco Automotive Inc. on Form S-8 of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of The Tenneco Automotive Employee Stock Ownership Plan for Hourly Employees for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois

June 25, 2004